                                 EXHIBIT 99.3

                       Press Release Dated July 26, 1999

For Information Contact
-----------------------
At Greater Bay Bancorp           At Financial Relations Board
David L. Kalkbrenner             Christina Carrabino (general information)
President and CEO                Kristi Larson (analyst contact)
(650) 614-5767                   (415) 986-1591
Steven C. Smith
EVP, CAO and CFO
(650) 813-8222

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------


   THE U.S. EXPORT-IMPORT BANK GRANTS GREATER BAY BANCORP DELEGATED AUTHORITY
                                     STATUS


PALO ALTO, CA; July 26, 1999 - Greater Bay Bancorp (Nasdaq:GBBK), a financial services holding company with over $2.1 billion in assets, announced today that the Export-Import Bank of the United States (Ex-Im Bank) has granted the company level "A" delegated authority status to provide foreign receivable financing to local exporters. Ex-Im Bank allows "A" level delegated authority lenders to approve working capital loans up to an aggregate total of $3.5 million per exporter, and to approve an aggregate total of up to $50 million in loans.

"With delegated authority under Ex-Im Bank's Working Capital Guarantee Program, we can expand our international capabilities," stated Tony Oriti, senior vice president and manager of Greater Bay's International Banking Division. "Under this program, we can commit Ex-Im Bank's guarantee on loans which meet prescribed Ex-Im Bank guidelines and help companies with their export financing needs on an expedited basis."

"Ex-Im Bank is looking forward to working with Greater Bay Bancorp and its community bank subsidiaries to help more small and medium-sized businesses to obtain the working capital they need to export their goods and services to competitive foreign markets," said Ex-Im Bank Chairman James A. Harmon.

Ex-Im Bank offers lenders accelerated processing of requests through delegated authority. Ex-Im Bank has delegated to Greater Bay Bancorp authority under this program to allow it to commit Ex-Im Bank's guarantee as soon as credit decisions have been made.

David L. Kalkbrenner, president and chief executive officer of Greater Bay Bancorp commented, "By the use of this program, we help our local economy grow by assisting small- and medium-sized exporters to compete in the global markets. We are very excited to be working with the Ex-Im Bank."

The International Banking Division of Greater Bay Bancorp provides importers and exporters involved in international trade with the Pacific Rim, Europe and other parts of the world with cost-effective ways to manage and minimize risk in overseas transactions. For more information on our International Services and Ex-Im Bank, call Tony Oriti at (415) 782-8610.

Greater Bay Bancorp and its financial services subsidiaries, Cupertino National Bank, Mid-Peninsula Bank, Peninsula Bank of Commerce, Golden Gate Bank and Bay Area Bank, along with its operating divisions, Greater Bay Bank Santa Clara Valley Commercial Banking Group, Greater Bay Corporate Finance Group, Greater Bay Bank Contra Costa Region, Greater Bay International Banking Division, Greater Bay Trust Company, Pacific Business Funding and Venture Banking Group, serve clients throughout Silicon Valley, the San Francisco Peninsula and the Contra Costa Tri-Valley Region, with offices located in San Jose, Cupertino, Santa Clara, Palo Alto, Redwood City, San Mateo, Millbrae, San Francisco and Walnut Creek.

Safe Harbor

This document may contain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected. For a discussion of factors that could cause actual results to differ, please see the Company's publicly available Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 1998, and particularly the discussion of risk factors within the document.